Exhibit 10.3

EXECUTION COPY

BORROWING SUBSIDIARY AGREEMENT

BORROWING SUBSIDIARY AGREEMENT dated as of December 27, 2011, among Vistaprint Limited, a Bermuda company (the “Company”), Vistaprint USA, Incorporated, a Delaware corporation (the “New Borrowing Subsidiary”), and JPMorgan Chase Bank, N.A. as Administrative Agent (the “Administrative Agent”).

Reference is hereby made to the Credit Agreement dated as of October 21, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the Parent, the Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A. as Administrative Agent. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. Under the Credit Agreement, the Lenders have agreed, upon the terms and subject to the conditions therein set forth, to make Loans to certain Subsidiary Borrowers (collectively with the Company, the “Borrowers”), and the Company and the New Borrowing Subsidiary desire that the New Borrowing Subsidiary become a Subsidiary Borrower. In addition, the New Borrowing Subsidiary hereby authorizes the Company to act on its behalf as and to the extent provided for in Article II of the Credit Agreement.

Each of the Company and the New Borrowing Subsidiary represents and warrants that the representations and warranties of the Company in the Credit Agreement relating to the New Borrowing Subsidiary and this Agreement are true and correct in all material respects on and as of the date hereof, other than representations given as of a particular date, in which case they shall be true and correct in all material respects as of that date. The Company agrees that the Guarantee of the Company contained in the Credit Agreement will apply to the Obligations of the New Borrowing Subsidiary in accordance with the terms and conditions of Article X of the Credit Agreement. Upon execution of this Agreement by each of the Company, the New Borrowing Subsidiary and the Administrative Agent, the New Borrowing Subsidiary shall be a party to the Credit Agreement and shall constitute a “Subsidiary Borrower” for all purposes thereof, and the New Borrowing Subsidiary hereby agrees to be bound by all provisions of the Credit Agreement.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized officers as of the date first appearing above.

VISTAPRINT LIMITED, as the Company

By:	/s/ Dawn Antoine
Name: Dawn Antoine
Title: Secretary

VISTAPRINT USA, INCORPORATED, as a Borrower

By:	/s/ Wendy Cebula
Name: Wendy Cebula
Title: Chief Operating Officer and Treasurer

Borrowing Subsidiary Agreement

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:	/s/ Scott McNamara
Name: Scott McNamara
Title: Vice President

Borrowing Subsidiary Agreement